                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549


                        ------------------------------

                                   FORM 8-K/A

                                AMENDMENT NO. 1
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        ------------------------------



          Date of Report (Date of earliest event reported) May 3, 1996
                                                           -----------



                              CASINO AMERICA, INC.
             (Exact name of registrant as specified in its charter)



Delaware                           0-20538                    41-1659606
- --------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (IRS Employer
of incorporation                   File Number)               Identification No.




711 Washington Loop             Biloxi, Mississippi           39530
- --------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code    (601) 436-7000
                                                  ------------------------------

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements.                                             Page
                                                                            ----
          St. Charles Gaming Company, Inc.

            Unaudited Balance Sheet January 31, 1996.......................   1

            Unaudited Statements of Operations for the nine months ended
              January 31, 1996 and 1995....................................   3

            Unaudited Statements of Cash Flows for the nine months ended
              January 31, 1996 and 1995....................................   4

            Notes to Unaudited Financial Statements........................   5


          St. Charles Gaming Company, Inc. Financial Statements with
            Report of Independent Accountants for the eight months ended December 31, 1995 and the year ended April 30, 1995

              Balance Sheets December 31, 1995 and April 30, 1995..........  11

              Statements of Operations for the eight months ended
                December 31, 1995 and the year ended April 30, 1995........  13

              Statement of Stockholders' Equity (Deficit) for the
                eight months ended December 31, 1995 and the year
                ended April 30, 1995.......................................  14

              Statements of Cash Flows for the eight months ended
                December 31, 1995 and the year ended April 30, 1995........  15

              Notes to Financial Statements................................  16


          St. Charles Gaming Company, Inc.
          (A Development Stage Enterprise)

              Balance Sheets April 30, 1995 and April 30, 1994.............  31

              Statements of Operations for periods indicated...............  32

              Statements of Cash Flows for periods indicated...............  33

              Statements of Stockholders' Equity (Deficit) for the
                period from June 25, 1993 (acquisition date) to
                April 30, 1994 and the year ended April 30, 1995...........  34

              Notes to Financial Statements................................  35


          St. Charles Gaming Company, Inc.
          (A Development Stage Enterprise)
          Financial Statements and Independent Auditors' Report for the Period from January 18, 1993 (Date of Inception)
          Through June 24, 1993

              Balance Sheet June 24, 1993..................................  43

              Statement of Operations......................................  44

              Statement of Changes in Stockholders' Equity.................  45

              Statement of Cash Flows......................................  46

              Notes to Financial Statements................................  47


     (b)  Pro Forma Financial Information.

          Unaudited Pro Forma Financial Data...............................  49

SIGNATURES.................................................................  55

                        ST. CHARLES GAMING COMPANY, INC.
                            UNAUDITED BALANCE SHEET
                                January 31, 1996


                                                                                               January 31,
                                    ASSETS                                                        1996
                                                                                             --------------
Current assets:
  Cash and cash equivalents                                                                  $   2,749,721
  Accounts receivable:
    Gaming, net of allowance for uncollectible accounts of $48,177                                 337,093
    Related parties                                                                                 42,697
  Inventories                                                                                      107,995
  Prepaid expenses                                                                                 387,957
Debt issuance costs, net of accumulated  amortization                                              601,064
                                                                                             --------------

        Total current assets                                                                     4,226,527
                                                                                             --------------
Property and equipment:
  Building                                                                                         248,232
  Land and land improvements                                                                     2,479,280
  Leasehold improvements                                                                        17,421,874
  Furniture, fixtures and equipment                                                             10,548,508
  Construction in progress                                                                      16,489,548
  Riverboat and barges                                                                          18,102,403
                                                                                             --------------

                                                                                                65,289,845
  Less accumulated depreciation                                                                 (2,003,506)
                                                                                             --------------

        Total net property and equipment                                                        63,286,339
                                                                                             --------------
Other assets:
  License costs, net of accumulated amortization                                                 8,927,025
  Noncompete agreement, net of accumulated amortization                                            241,677
  Other                                                                                             18,171
  Deferred tax asset                                                                             1,367,301
                                                                                             --------------

        Total other assets                                                                      10,554,174
                                                                                             --------------

Total assets                                                                                 $  78,067,040
                                                                                             ==============




    The accompanying notes are an integral part of the unaudited financial statements.

                        ST. CHARLES GAMING COMPANY, INC.
                       UNAUDITED BALANCE SHEET, Continued
                                January 31, 1996






                                                                                     January 31,
                      LIABILITIES  AND STOCKHOLDERS' DEFICIT                            1996
                                                                                    -------------
Current liabilities:
  Progressive and casino liability                                                  $    618,558
  Accounts payable:
    Related parties                                                                    1,304,053
    Trade                                                                              2,829,008
  Accrued liabilities                                                                  4,342,091
  Capital lease obligations                                                            2,736,178
  Notes payable:
    Related parties                                                                   41,547,035
    Other                                                                             30,021,313
                                                                                    -------------

        Total current liabilities                                                     83,398,236
                                                                                    -------------

  Capital lease obligations, less current portion                                      1,645,767

  Stockholder's deficit:
    Common stock, no par value, 100,000 shares authorized,
      issued and outstanding                                                           5,600,000
    Additional paid-in-capital                                                        13,985,388
    Accumulated deficit                                                              (26,562,351)
                                                                                    -------------

        Total stockholder's deficit                                                   (6,976,963)
                                                                                    -------------

          Total liabilities and stockholder's deficit                               $ 78,067,040
                                                                                    =============


    The accompanying notes are an integral part of the unaudited financial statements.

                       ST. CHARLES GAMING COMPANY, INC.
                      UNAUDITED STATEMENTS OF OPERATIONS
              for the nine months ended January 31, 1996 and 1995

                                               1996           1995
                                           ------------   ------------
Revenues:
  Casino                                   $ 35,194,302
  Food, beverage and other                      227,626
                                           ------------

           Total revenue                     35,421,928
                                           ------------

Operating expenses:
  Pre-opening and development                 4,195,653   $  4,667,334
  St. Charles Parish site abandonment                        3,131,359
  Casino                                      6,600,940
  Gaming taxes                                8,457,790
  Food, beverage and other                    1,556,586
  Marine and facilities                       2,230,442
  Marketing and administrative               12,861,945
  Management fees to related party              940,756
  Depreciation and amortization               2,261,914         83,084
                                           ------------   ------------

          Total operating expenses           39,106,026      7,881,777
                                           ------------   ------------

Operating loss                               (3,684,098)    (7,881,777)


Interest expense                              4,399,699      4,783,841

Loss before income taxes                     (8,083,797)   (12,665,618)

Benefit for income taxes                     (1,367,301)    (2,827,483)
                                           ------------   ------------

          Net loss                         $ (6,716,496)  $ (9,838,135)
                                           ============   ============


The accompanying notes are an integral part of the unaudited financial statements.

                       ST. CHARLES GAMING COMPANY, INC.
                      UNAUDITED STATEMENTS OF CASH FLOWS
              for the nine months ended January 31, 1996 and 1995



                                                                      1996               1995
                                                                ----------------   ----------------
  Cash flows from operating activities:
    Net loss                                                    $  (6,716,496)     $  (9,838,135)
    Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
      Depreciation and amortization                                 2,261,914             83,084
      Provision for bad debts                                          48,177
      Amortization of debt issuance costs/discount                    609,393          2,298,499
      Write-down of assets                                                             3,131,359
      Deferred income taxes                                        (1,367,301)        (2,827,483)
    (Increase) decrease in:
      Accounts receivable                                            (427,967)
      Inventories                                                    (107,995)
      Prepaid expenses                                                381,570         (1,072,192)
      Other assets                                                    (18,171)
    Increase in:
      Accounts payable and accrued liabilities                      6,967,457            905,719
      Progressive and casino liability                                618,558
                                                                 ------------     ----------------
          Net cash provided by (used in) operating activities       2,249,139         (7,319,149)
                                                                 ------------     -----------------
  Cash flows from investing activities:
    Purchase of property and equipment                            (40,740,208)        (7,218,983)
                                                                 ------------      ---------------
          Net cash used in investing activities                   (40,740,208)        (7,218,983)
                                                                 -------------     ---------------
  Cash flows from financing activities:
    Capital contributions from Crown                                                   6,900,000
    Advances from Crown                                                 8,501
    Payments to Crown                                                                (11,673,191)
    Advances from LRGP                                             34,770,277
    Issuance of debt                                               30,021,313         28,000,000
    Debt issuance costs                                              (864,495)        (1,558,407)
    Payments of debt and capital lease obligations                (22,704,328)        (7,068,086)
                                                                -------------     ---------------
          Net cash provided by financing activities                41,231,268         14,600,316
                                                                -------------     --------------
  Increase in cash and cash equivalents                             2,740,199             62,184

  Cash and cash equivalents, beginning of period                        9,522             23,027
                                                                 ------------     --------------
  Cash and cash equivalents, end of period                       $  2,749,721     $       85,211
                                                                 ============     ==============



  The accompanying notes are an integral part of the unaudited financial statements.

                       ST. CHARLES GAMING COMPANY, INC.
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS



1.   Organization and Description of Business:
     ----------------------------------------

     St. Charles Gaming Company, Inc., a Louisiana corporation (the "Company"), was incorporated on January 18, 1993 for the purpose of operating a riverboat gaming casino to be based in St. Charles Parish, Louisiana (near New Orleans). In January 1995, the Company changed its riverboat berthing site from St. Charles Parish to Calcasieu Parish, Louisiana (near Lake Charles).

     Effective June 25, 1993, the Company was acquired by Crown Casino Corporation ("Crown"). Effective June 9, 1995, Crown sold a 50% interest in the Company to Louisiana Riverboat Gaming Partnership ("LRGP"), a joint venture owned 50% by Casino America, Inc. ("Casino America") and 50% by Louisiana Downs, Inc. Effective May 3, 1996 Casino America purchased Crown Casino's remaining 50% interest in the Company (see Note 4). LRGP owns the Isle of Capri dockside riverboat casino in Bossier City, Louisiana.

     The Company commenced operations effective July 29, 1995. Prior to that time, the Company's activities were focused on the pursuit of a riverboat gaming license and other regulatory approvals, the raising of capital, the construction of the riverboat casino and land based facilities, and the development of the project in general.

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the period ended January 31, 1996 are not necessarily indicative of the results that may be expected for the year ended April 30, 1996. For further information, refer to St. Charles Gaming Company Inc.'s financial statements and footnotes for the eight months ended December 31, 1995 and for the year ended April 30, 1995.

     Accounting Estimates
     --------------------


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       ST. CHARLES GAMING COMPANY, INC.
             NOTES TO UNAUDITED FINANCIAL STATEMENTS, Continued



2.   Operating Environment:
     ---------------------

     The Company operates in a highly regulated and competitive environment which is currently facing political uncertainty. The Louisiana Riverboat Gaming Commission and the Enforcement Division oversee virtually every aspect of riverboat gaming in the State of Louisiana including the issuance and renewal of riverboat gaming licenses. Management believes the Company's license will be renewed at the end of the initial term. However, due to other uncertainties surrounding gaming in the State of Louisiana which are discussed below, renewal of the license cannot be guaranteed.

     Additionally, the gaming industry in the State of Louisiana has recently received national media attention primarily as a result of the commencement of a federal investigation of certain legislative members and the recent bankruptcy of a gaming company in the Louisiana market. In response to these and other incidents, the Louisiana governor called a special session of the State legislature to consider the gaming statutes governing riverboat gaming, video-poker and the New Orleans' land-based casino. The outcome of this session resulted in a local option vote to be conducted on a parish by parish basis in November 1996, with separate votes for riverboat gaming, video poker and the New Orleans land-based casino. Based on recent published polls, management of the Company believes that the riverboat gaming operations in Calcasieu Parish will not be negatively impacted. However, the Company cannot accurately predict the ultimate outcome of this election in Calcasieu Parish or how such election could affect the Company's operations or the carrying value of certain of its long-lived assets.

3.   Debt:
     ----

     At January 31, 1996, the Company had the following debt outstanding:

     Senior Secured Increasing Rate Note ("New Notes" $38,400,000)       $  30,021,313
     Note payable to LRGP                                                   15,000,000
     Note payable to LRGP                                                   21,847,035
     Note payable to Casino America (the "Casino America Notes")             4,700,000
                                                                         -------------
                                                                         $  71,568,348
                                                                         =============

     In June 1994, the Company issued a $28,000,000 Senior Secured Increasing Rate Note (the "Senior Note") to an institutional investor. The Senior Note was initially due on June 3, 1995, but was subsequently extended to August 31, 1995 and carried a 12% coupon increasing 67 basis points each quarter up to a maximum interest rate of 14%.

                     ST. CHARLES GAMING COMPANY, INC.
             NOTES TO UNAUDITED FINANCIAL STATEMENTS, Continued

    On August 7, 1995, the Company and LRGP (collectively, the "Issuers") jointly issued $38,400,000 of Senior Secured Increasing Rate Notes (the "New Notes"), the proceeds of which were used to retire the Senior Note ($21,900,000) and certain LRGP obligations ($8,400,000). The balance of the proceeds were used in the development of the Calcasieu Parish project. The New Notes initially become due on July 27, 1996, but can be extended up to an additional twelve months at the option of the Issuers provided no event of default has occurred and is continuing, carry a 12% coupon which increases 25 basis points each quarter until maturity, and provide for contingent interest beginning in June 1996 equal to 7.5% of the Issuers' consolidated cash flow, as defined. The New Notes are collateralized by substantially all the assets of the Issuers and contain covenants relating to certain business, operational and financial matters including limitations on (i) incurring additional debt, (ii) paying dividends, (iii) merging or consolidating with others, (iv) changes in control, (v) capital expenditures, (vi) investments and joint ventures, and (vii) the sale of assets, and financial covenants pertaining to (a) minimum cash flow,
    (b) minimum fixed ch arge ratio, (c) maximum leverage ratio, and
    (d) minimum net worth.

    As of January 31, 1996, the Issuers were not in compliance with certain financial covenants provided for in the Note Purchase Agreement pertaining to the New Notes. However, effective May 3, 1996 the Company obtained waivers from the institutional lender for the lack of compliance. The violations were waived through the effective date of the waivers. Additionally, in conjunction with the Company obtaining these waivers, the New Note Agreement was amended to reflect less stringent financial covenants going forward and to allow the Company to enter into and modify certain agreements in conjunction with the Company's purchase of Crown Casino's remaining 50% and the Grand Palais Riverboat transaction. In management's opinion the Company will be able to comply with the terms of th e amended agreement and as such does not currently anticipate future events of noncompliance.

    In the event the Company fails to comply with these amended covenants, the Note Purchase Agreement provides that the lender has the right, upon the giving of notice, to (among other things) cause an acceleration of the maturity date of all amounts outstanding under the Note Purchase Agreement. Management believes that the Company will be able to comply with these amended covenants and as such acceleration of the repayment obligations is not expected to occur. However, in the event the Company does fail to comply with the amended and restated Note Purchase Agreement, and such repayment obligations are accelerated, SCGC and LRGP will need to locate other sources of capital in order to meet such repayment obligations, and there can be no assurance that such sources will be available, or be available on terms acceptable to LRGP and SCGC.

                       ST. CHARLES GAMING COMPANY, INC.
             NOTES TO UNAUDITED FINANCIAL STATEMENTS, Continued


     In May 1995, the Company issued a promissory note to LRGP to facilitate advances of up to $15,000,000. The note bears interest at 11.5% per annum, and is due three business days after the New Notes are paid in full. The proceeds from the issuance of the note have been used to develop the Calcasieu Parish project.

     In October 1995, the Company issued a promissory note to LRGP to facilitate additional advances of up to $25,000,000. The note bears interest at 11.5% per annum and is due in four equal quarterly installments beginning three months after retirement of the New Notes. However, the Company shall only be obligated to make principal and interest payments to the extent the Company has cash available to make such payments. The proceeds are currently being utilized to develop the Calcasieu project.

     In March 1995, the Company issued promissory notes aggregating $4,700,000 to Casino America (the "Casino America Notes"). The Casino America Notes bear interest at 11.5% per annum and are due three business days after the New Notes are paid in full.

     As noted above and in the accompanying balance sheet, the Company has current debt obligations that significantly exceed its available cash resources. The Company has obtained waivers for past events of noncompliance from the institutional lender and does not currently believe it is probable that future events of noncompliance will occur. As noted above, the New Notes may be extended at the original maturity date pending no additional events of noncompliance The related party notes payable are subordinate to the New Notes. The Company is also currently considering a restructuring of all of its current debt obligations. While management believes such restructuring can be completed, there can be no assurance that restructuring options will be available.

4.   Litigation:
     ----------

     On September 21, 1994, an action was filed against Crown and the Company in the 24th Judicial District Court for the Parish of Jefferson, Louisiana by Avondale Industries, Inc. ("Avondale"). In this action, Avondale alleges that the Company was contractually obligated to Avondale for the construction of the Company's riverboat vessel based upon a letter of intent (allegedly reaffirming a previous agreement entered into between Avondale and the Company). Avondale alleges that the Company breached a duty to negotiate in good faith toward the execution of a definitive vessel construction contract. Alternatively, Avondale alleges that a separate, oral contract for the construction of the vessel existed and that the Company committed unspecified unfair trade practices and made certain misrepresentations. Avondale has specified damages of approximately $2,500,000. In conjunction with the sale of 50% of the Company to LRGP, Crown indemnified the Company against future losses arising from the litigation, and as such, even though no assurance can be given as to the ultimate outcome of this litigation, the Company believes this litigation will not have a material adverse effect on the financial position or results of operations of the Company.

5.   Subsequent Events:
     -----------------

     On May 3, 1996, Casino America completed the purchase of Crown's remining 50% interest in the Company. Concurrently on the same date, Casino America purchased all of the newly issued common stock of Grand Palais Riverboat, Inc. ("GPRI") from bankruptcy and plans to relocate GPRI's riverboat casino to the Company's current site in Calcasieu Parish. Casino America has currently received all required approvals and necessary permits for relocation of GPRI to Calcasieu Parish and anticipates such relocation to take place during June, 1996.

                        ST. CHARLES GAMING COMPANY, INC.

                              FINANCIAL STATEMENTS

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                  for the eight months ended December 31, 1995

                       and the year ended April 30, 1995

                       Report of Independent Accountants



To the Stockholders
St. Charles Gaming Company, Inc.:


We have audited the accompanying balance sheets of St. Charles Gaming Company, Inc. as of December 31, 1995 and April 30, 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the eight months ended December 31, 1995 and the year ended April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Charles Gaming Company, Inc. as of December 31, 1995 and April 30, 1995, and the results of its operations and its cash flows for the eight months ended December 31, 1995 and the year ended April 30, 1995, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has significant current debt obligations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 Coopers & Lybrand L.L.P.

Dallas, Texas
March 8, 1996, except for Note 11 as to
 which the date is March 26, 1996

                        ST. CHARLES GAMING COMPANY, INC.
                                 BALANCE SHEETS
                      December 31, 1995 and April 30, 1995






                                                                               December 31,        April 30,
                               ASSETS                                              1995              1995
                                                                             --------------     --------------
Current assets:
  Cash and cash equivalents                                                  $   4,117,732      $       9,522
  Accounts receivable:
    Gaming, net of allowance for uncollectible accounts of $36,672                 273,769
    Related parties                                                                 46,329
  Inventories                                                                      112,409
  Prepaid expenses                                                                 461,997            769,527
  Debt issuance costs, net of accumulated amortization                             701,243            345,963
                                                                             --------------     --------------

         Total current assets                                                    5,713,479          1,125,012
                                                                             --------------     --------------
Property and equipment:
  Building                                                                         248,232
  Land and land improvements                                                     2,606,148
  Leasehold improvements                                                        13,833,930
  Furniture, fixtures and equipment                                             10,292,128          7,618,268
  Construction in progress                                                      16,219,157          1,539,627
  Riverboat and barges                                                          18,102,403         15,256,140
                                                                             --------------     --------------

                                                                                61,301,998         24,414,035
  Less accumulated depreciation                                                 (1,693,159)           (14,563)
                                                                             --------------     --------------

                                                                                59,608,839         24,399,472
                                                                             --------------     --------------

Other assets:
  License costs, net of accumulated amortization                                 8,957,575          9,125,000
  Noncompete agreement, net of accumulated amortization                            250,010            316,674
  Other                                                                             18,171
  Deferred tax asset                                                             1,500,000
                                                                             --------------     --------------

                                                                                10,725,756          9,441,674
                                                                             --------------     --------------

                                                                            $   76,048,074      $  34,966,158
                                                                             ==============     ==============




   The accompanying notes are an integral part of the financial statements.

                       ST. CHARLES GAMING COMPANY, INC.
                           BALANCE SHEETS, Continued
                     December 31, 1995 and April 30, 1995




                                                                            December 31,        April 30,
        LIABILITIES AND STOCKHOLDERS' DEFICIT                                 1995              1995
                                                                            ------------        ---------
Current liabilities:
  Progressive and casino liability                                          $    358,062
  Book overdrafts                                                                877,280
  Accounts payable:
    Related parties                                                            1,181,817
    Trade                                                                      3,099,832        $    738,861
  Accrued liabilities                                                          4,375,351             768,834
  Capital lease obligations                                                    3,471,839           2,871,104
  Advances from Crown                                                                              3,076,887
  Notes payable:
    Related parties                                                           37,948,630           6,779,083
    Other                                                                     30,021,313          21,811,603
                                                                            ------------        ------------

        Total current liabilities                                             81,334,124          36,046,372
                                                                            ------------        ------------

Capital lease obligations, less current portion                                1,645,767           2,265,641
Commitments and contingencies

Stockholders' deficit:
  Common stock, no par value, 100,000 shares authorized,
    issued and outstanding                                                     5,600,000           5,600,000
  Additional paid-in capital                                                  13,985,388          10,900,000
  Accumulated deficit                                                        (26,517,205)        (19,845,855)
                                                                            ------------        ------------

        Total stockholders' deficit                                           (6,931,817)         (3,345,855)
                                                                            ------------        ------------

                                                                            $ 76,048,074        $ 34,966,158
                                                                            ============        ============

   The accompanying notes are an integral part of the financial statements.

                       ST. CHARLES GAMING COMPANY, INC.
                           STATEMENTS OF OPERATIONS
                 for the eight months ended December 31, 1995
                       and the year ended April 30, 1995


                                         Eight Months
                                          Ended
                                         December 31,         Year Ended
                                            1995            April 30, 1995
                                         ------------       --------------

  Revenues:
    Casino                               $ 28,638,769
    Food, beverage and other                  201,238
                                         ------------
          Total revenue                    28,840,007

  Operating expenses:
    Pre-opening and development             4,195,653       $   7,676,762
    Buy out of management contract                              4,000,000
    St. Charles Parish site abandonment                         3,131,359
    Casino                                  5,557,918
    Gaming taxes                            6,813,289
    Food, beverage and other                1,303,945
    Marine and facilities                   1,918,068
    Marketing and administrative           11,083,942
    Management fees to related party          739,008
    Depreciation and amortization           1,912,686             111,326
                                         ------------       --------------
          Total operating expenses         33,524,509          14,919,447
                                         ------------       --------------
  Operating loss                           -4,684,502         -14,919,447

  Interest expense                          3,486,848           6,810,357
                                         ------------       --------------
  Loss before income taxes                 -8,171,350         -21,729,804

  Benefit for income taxes                 -1,500,000          -2,827,483
                                         ------------       --------------
            Net loss                     $ -6,671,350       $ -18,902,321
                                         ============       ==============


The accompanying notes are an integral part of the financial statements.

                        ST. CHARLES GAMING COMPANY, INC.
                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 for the eight months ended December 31, 1995
                       and the year ended April 30, 1995



                                                        Additional                               Total
                                      Common             Paid-in            Accumulated       Stockholders'
                                       Stock             Capital            Depreciation     Equity (Deficit)
                                  -----------------   -----------------   ----------------   ----------------
Balance at April 30, 1994           $  5,600,000        $   4,000,000      $    (943,534)      $   8,656,466

Capital contribution                                        6,900,000                              6,900,000

Net loss                                                                     (18,902,321)        (18,902,321)
                                    ------------        -------------      -------------       -------------
Balance at April 30, 1995              5,600,000           10,900,000        (19,845,855)         (3,345,855)

Capital contribution                                        3,085,388                              3,085,388

Net loss                                                                      (6,671,350)         (6,671,350)
                                    ------------        -------------      -------------       -------------

Balance at December 31, 1995        $  5,600,000        $  13,985,388      $ (26,517,205)      $  (6,931,817)
                                    ============        =============      =============       =============

   The accompanying notes are an integral part of the financial statements.

                       ST. CHARLES GAMING COMPANY, INC.
                           STATEMENTS OF CASH FLOWS
                 for the eight months ended December 31, 1995
                       and the year ended April 30, 1995

                                           Eight Months
                                             Ended
                                           December 31,           Year Ended
                                              1995               April 30, 1995
                                          --------------        ---------------
  Cash flows from operating activities:
    Net loss                               $ (6,671,350)        $ (18,902,321)
    Adjustments to reconcile net loss
     to net cash provided by
      (used in) operating activities:
      Depreciation and amortization           1,912,686               111,326
      Provision for bad debts                    36,672
      Amortization of debt issuance
       costs/discount                           500,886             3,376,392
      Write-down of assets                                          3,131,359
      Deferred income taxes                  (1,500,000)           (2,827,483)
    (Increase) decrease in:
      Accounts receivable                      (356,770)
      Inventories                              (112,409)
      Prepaid expenses                          307,530              (838,971)
      Other assets                              (18,171)
    Increase in:
      Accounts payable and
       accrued liabilities                    7,149,305             1,416,151
      Progressive and casino liability          358,062
                                           ------------        --------------
          Net cash provided by (used in)
           operating activities               1,606,441           (14,533,547)
                                           ------------        --------------
  Cash flows from investing activities:
    Purchase of property and equipment      (36,752,360)           (8,795,064)
                                           ------------        --------------
          Net cash used in
           investing activities             (36,752,360)           (8,795,064)
                                           ------------        --------------
  Cash flows from financing activities:
    Book overdrafts                             877,280
    Capital contributions from Crown                                3,522,655
    Advances from Crown                           8,501
    Payments to Crown                                              (6,227,703)
    Advances from LRGP                       31,169,547             2,079,083
    Issuance of debt                         30,021,313            32,700,000
    Debt issuance costs                        (856,168)           (1,633,407)
    Payments of debt and
     capital lease obligations              (21,966,344)           (7,125,522)
                                           ------------         -------------
          Net cash provided by
           financing activities              39,254,129            23,315,106
                                           ------------         -------------
  Increase (decrease) in cash
   and cash equivalents                       4,108,210               (13,505)

  Cash and cash equivalents,
   beginning of period                            9,522                 23,027
                                           ------------         --------------
  Cash and cash equivalents,
   end of period                            $ 4,117,732                $ 9,522
                                           ============         ==============



The accompanying notes are an integral part of the financial statements.

                       ST. CHARLES GAMING COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS


1.   Organization and Description of Business:
     ----------------------------------------

     St. Charles Gaming Company, Inc., a Louisiana corporation (the "Company"), was incorporated on January 18, 1993 for the purpose of operating a riverboat gaming casino to be based in St. Charles Parish, Louisiana (near New Orleans). In January 1995, the Company changed its riverboat berthing site from St. Ch arles Parish to Calcasieu Parish, Louisiana (near Lake Charles).


     Effective June 25, 1993, the Company was acquired by Crown Casino Corporation ("Crown"). Effective June 9, 1995, Crown sold a 50% interest in the Company to Louisiana Riverboat Gaming Partnership ("LRGP"), a joint venture owned 50% by Casino America, Inc. ("Casino America") and 50% by Louisiana Downs, Inc. LRGP owns the Isle of Capri dockside riverboat casino in Bossier City, Louisiana.

     The Company commenced operations effective July 29, 1995. Prior to that time, the Company's activities were focused on the pursuit of a riverboat gaming license and other regulatory approvals, the raising of capital, the construction of the riverboat casino and land based facilities, and the development of the project in general. In previous financial statements, the Company reported as a development stage enterprise .


2.   Summary of Significant Accounting Policies:
     ------------------------------------------


     Cash and Cash Equivalents
     -------------------------
     The Company considers cash and all highly liquid investments with an original maturity of three months or less to be cash equivalents. In the accompanying financial statements, net negative book balances with individual financial institutions have been reported as book overdrafts.

     The Company is required to maintain cash or cash equivalents in sufficient amount to protect patrons against defaults in gaming debts owed by the Company. The Company's requirements are computed in accordance with Section 2713 of the regulations of the Louisiana State Police, Riverboat Gaming Enforcement Division At December 31, 1995, approximately $3,200,000 of cash and cash equivalents was available to satisfy this requirement.

                       ST. CHARLES GAMING COMPANY, INC.
                 NOTES TO FINANCIAL STATEMENTS, Continued


     Inventories
     -----------

     Inventories, which consist primarily of food, beverage, and gift shop items, are stated at the lower of cost (determined by the first-in, first-out method) or market.

     Debt Issuance Costs
     -------------------

     In conjunction with the issuance of the "New Notes" in August 1995 (see
     Note 4), the Company incurred debt issuance costs of approximately $1,200,000. These costs are being amortized over the term of the New Notes using the effective interest method.

     In connection with the issuance of the "Senior Note" (see Note 4) and subsequent amendments to the agreement governing the Senior Note, the Company incurred costs of $2,569,717. These costs were amortized over the term of the Senior Note using the effective interest method and were fully amortized upon the retirement of the Senior Note.

     Property and Equipment
     ----------------------

     Property and equipment are stated at cost. Expenditures for additions, renewals and improvements are capitalized. During periods of construction, interest costs associated with borrowings utilized to fund construction are capitalized. The capitalized interest is recorded as part of the asset to which it relates and is depreciated over the asset's estimated useful life. Interest capitalized during the eight-month period ended December 31, 1995 and the year ended April 30, 1995 was approximately $1,631,000 and $10,000, respectively. Costs of repairs and maintenance are expensed as incurred. Effective July 29, 1995, the Company began depreciating gaming related equipment and facilities. Included in furniture, fixtures and equipment is approximately $5,900,000 of equipment acquired under capital leases. Substantially all equipment acquired under capital leases is gaming related equipment.

     In conjunction with the sale of 50% of the Company to LRGP, management of the Company changed the estimated useful lives of certain assets from those previously reported to match the estimated useful lives used at LRGP's other Louisiana riverboat casino. As the Company had not commenced operations at the time of the sale, no depreciation had been recorded on those assets. Accordingly, this change in estimated useful lives had no significant impact on financial statement amounts. Depreciation is computed using the straight-line method over the following estimated useful lives.

          Leasehold improvements                     25 years
          Building                                   25 years
          Furniture, fixtures and equipment           5 years
          Riverboat and barges                       25 years

                       ST. CHARLES GAMING COMPANY, INC.
                 NOTES TO FINANCIAL STATEMENTS, Continued


     Depreciation expense was $1,678,596 for the eight months ended December 3, 1995 and $11,330 for the year ended April 30, 1995.

     Included in leasehold improvements is approximately $3,500,000 of costs incurred during the eight-month period ended December 31, 1995 for upgrades made to improve access to the riverboat casino location. These costs arose from widening and paving public roads and installing traffic signals. Such areas are not owned or leased by the Company. In management's opinion, these costs do, and will continue to contribute to the operatings of the casino and, as such, have been capitalized .

     As discussed in Note 3, the uncertainties surrounding the Company's ability to obtain a license renewal and the uncertainty surrounding the future of gaming in the State of Louisiana could significantly impact the carrying value of property and equipment.

     Noncompete Agreement
     --------------------

     In connection with the acquisition of the Company by Crown, the Company's former owner agreed not to compete with the Company in the Louisiana market for a period of five years. The noncompete agreement is stated at the cost allocated to the agreement by Crown, at the time of its acquisition, net of accumulated amortization of $249,990 and $183,326 as of December 31 and April 30, 1995, respectively. Amortization is recorded using the straight-line method over a period of five years.

     License Costs
     -------------

     License costs principally represent the excess purchase price Crown paid in acquiring the Company's net identifiable assets. In conjunction with the sale of 50% of the Company to LRGP, management of the Company changed the estimated useful life of the license, as previously reported, to match the estimated useful lives utilized on other long-lived gaming related assets. The Company began amortizing these costs effective July 29, 1995 (commencement of operations) over a 25-year period using the straight-line method. Twenty-five years is management's best estimate of the useful life of the license costs. The Louisiana license was issued on March 29, 1994 and has a five-year initial term, which is subject to renewal.

                       ST. CHARLES GAMING COMPANY, INC.
                 NOTES TO FINANCIAL STATEMENTS, Continued


     The license is currently in the form of a certificate of final approval from the Louisiana Riverboat Gaming Commission ("Gaming Commission") subject to certain conditions from the Louisiana Riverboat Gaming Enforcement Division of the Office of State Police (the "Enforcement Division"). The conditions to the license include (i) the Enforcement Division's approval of the operation of the riverboat under an approved plan of security and internal controls for a period of six months, (ii) the exercise of due diligence in the development of its planned hotel in Calcasieu Parish and (iii) obtaining the Enforcement Division's prior written approval to any modifications to its plans for such hotel, including the abandonment of any portion of the project. Upon satisfaction of the conditions to the license, a permanent license will be issued by the Enforcement Division.

     Uncertainty exists surrounding the Company's ability to obtain a license renewal and as further discussed in Note 3, the political uncertainty surrounding gaming in the State of Louisiana could significantly impact the carrying value of the license as recorded in these financial statements .

     Income Taxes
     ------------

     Through June 8, 1995, the Company was included in Crown's consolidated federal income tax return. As a result of the sale of 50% of SCGC to LRGP, the Company will file a separate return. The provision for income taxes in the accompanying financial statements is computed on a separate return basis for all periods presented.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between book bases and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled .

     Revenue and Promotional Allowances
     ----------------------------------

     Casino revenue is the net win from gaming activities which is the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of progressive electronic gaming device jackpots.

     Revenue does not include the retail amount of food, beverages, and other items provided gratuitously to customers. These amounts totaled $1,739,203 for the eight months ended December 31, 1995. The cost of sales in providing such complementary services was approximately $608,000 of which approximately $188,000 has been classified as food, beverage and other and the remainder has been classified as casino expense.

                       ST. CHARLES GAMING COMPANY, INC.
                 NOTES TO FINANCIAL STATEMENTS, Continued


     Casino Pre-Opening and Development Costs
     ----------------------------------------

     All casino pre-opening and development costs are expensed as incurred. Pre-opening and development costs consist principally of personnel costs, advertising, insurance, travel, consulting and professional fees.

     Reclassifications
     -----------------

     The accompanying financial statements for the period ended April 30, 1995 reflect certain reclassifications made to conform the presentation with classifications presented as of December 31, 1995.

     Accounting Estimates
     --------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Other Accounting Issues
     -----------------------

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. The impact of this standard, which the Company will adopt effective May 1, 1996 has been assessed by management and should not have a material effect on the Company's financial statements.


3.   Operating Environment:
     ---------------------

     The Company operates in a highly regulated and competitive environment which is currently facing political uncertainty. The Louisiana Riverboat Gaming Commission and the Enforcement Division oversee virtually every aspect of riverboat gaming in the State of Louisiana including the issuance and renewal of riverboat gaming licenses. Management believes the Company's license will be renewed at the end of the initial term. However, due to other uncertainties surrounding gaming in the State of Louisiana which are discussed below, renewal of the license cannot be guaranteed.

                       ST. CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued


     Additionally, the gaming industry in the State of Louisiana has recently received national media attention primarily as a result of the commencement of a federal investigation of certain legislative members and the recent bankruptcy of a gaming company in the Louisiana market. In response to these and other incidents, the Louisiana governor has stated he is in favor of a state-wide referendum to modify or abolish gaming statutes governing riverboat gaming, video-poker and the New Orleans' land-based casino. Gaming statutes in the State of Louisiana may be modified by a constitutional amendment requiring a majority vote of the people and by the approval of two-thirds of the legislature or by statue requiring a majority of the legislature. The Company cannot predict the likelihood of whether Louisiana will adopt new, or modify existing gaming statutes or how any change in the statutes or regulations could affect the Company's operations.



4.   Debt:
     ----

     At December 31, 1995 and April 30, 1995, the Company had the following debt outstanding

                                                                                 December 31,          April 30,
                                                                                    1995                 1995
                                                                               --------------       --------------
     Senior Secured Increasing Rate Note, net of unamortized
       discount of $118,397 ("Senior Notes" $28,000,000)                                           $   21,811,603
     Senior Secured Increasing Rate Note ("New Notes"
       $38,400,000)                                                           $   30,021,313
     Note payable to LRGP                                                         15,000,000            2,079,083
     Note payable to LRGP                                                         18,248,630
     Note payable to Casino America (the "Casino America Notes")                   4,700,000            4,700,000
                                                                               --------------       --------------
                                                                              $   67,969,943       $   28,590,686
                                                                               ==============       ==============


     In June 1994, the Company issued a $28,000,000 Senior Secured Increasing Rate Note (the "Senior Note") to an institutional investor. The Senior Note was initially due on June 3, 1995, but was subsequently extended to August 31, 1995 and carried a 12% coupon increasing 67 basis points each quarter up to a maximum interest rate of 14%. The Senior Note was issued with a warrant to purchase 508,414 shares of Crown's common stock. The proceeds from the private placement were allocated between the Senior Note ($26,728,965) and the warrant ($1,271,035) based upon the relative fair value of each of the securities at the time of issuance. The amount allocated to the warrant was recorded as an increase to advances from Crown. The resulting original issue discount was amortized over the life of the Senior Note using the effective interest method.

                       ST. CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued



On August 7, 1995, the Company and LRGP (collectively, the "Issuers") jointly issued $38,400,000 of Senior Secured Increasing Rate Notes (the "New Notes"), the proceeds of which were used to retire the Senior Note ($21,900,000) and certain LRGP obligations ($8,400,000). The balance of the proceeds were used in the development of the Calcasieu Parish project. The New Notes initially become due on July 27, 1996, but can be extended up to an additional twelve months at the option of the Issuers provided no event of default has occurred and is continuing, carry a 12% coupon which increases 25 basis points each quarter until maturity, and provide for contingent interest beginning in May 1996 equal to 7.5% of the Issuers' consolidated cash flow, as defined. The New Notes are collateralized by substantially all the assets of the Issuers and contain covenants relating to certain business, operational and financial matters including limitations on (i) incurring additional debt, (ii) paying dividends,
(iii) merging or consolidating with others, (iv) changes in control,
(v) capital expenditures, (vi) investments and joint ventures, and (vii) the sale of assets, and financial covenants pertaining to (a) minimum cash flow,
(b) minimum fixed charge ratio, (c) maximum leverage ratio, and (d) minimum net worth.


As of December 31, 1995, the Issuers were not in compliance with certain financial covenants provided for in the Note Purchase Agreement pertaining to the New Notes. Management anticipates that the Company will remain out of compliance with respect to such covenants through the Company's fiscal year end, April 30, 1996.


The Note Purchase Agreement provides that upon failure to comply with a covenant as described above, the lender has the right, upon the giving of notice, to (among other things) cause an acceleration of the maturity date of all amounts outstanding under the Note Purchase Agreement. Management does not believe that the continuance of the financial covenant noncompliance described above will lead to an acceleration of the repayment obligations of the Issuers under the Note Purchase Agreement. However, in the event that such repayment obligations are accelerated, SCGC and LRGP will need to locate other sources of capital in order to meet such repayment obligations, and there can be no assurance that such sources will be available, or be available on terms acceptable to LRGP and SCGC.


In May 1995, the Company issued a promissory note to LRGP to facilitate advances of up to $15,000,000. The note bears interest at 11.5% per annum, and is due three business days after the New Notes are paid in full. The proceeds from the issuance of the note have been used to develop the Calcasieu Parish project.

                        ST CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued


     In October 1995, the Company issued a promissory note to LRGP to facilitate additional advances of up to $25,000,000. The note bears interest at 11.5% per annum and is due in four equal quarterly installments beginning three months after retirement of the New Notes. However, the Company shall only be obligated to make principal and interest payments to the extent the Company has cash available to make such payments. The proceeds are currently being utilized to develop the Calcasieu project.


     In March 1995, the Company issued promissory notes aggregating $4,700,000 to Casino America (the "Casino America Notes"). The Casino America Notes bear interest at 11.5% per annum and are due three business days after the New Notes are paid in full.


     As noted above and in the accompanying balance sheet, the Company has current debt obligations that significantly exceed its available cash resources. As stated previously, management does not believe payment of the New Notes will be accelerated by the lender. Further, the related party notes payable are subordinate to the New Notes. Upon completion of the transaction discussed in Note 11, and partial or full resolution of the possible legislative action discussed in the second paragraph of Note 3, management anticipates the completion of a restructuring of its debt obligations. While management believes such restructuring can be completed, there can be no assurance that restructuring options will be available.


     At December 31, 1995, based on the interest rates and the short-term duration of the notes, management believes the carrying value of all notes payable approximates the estimated fair value.



5.   Income Taxes:
     ------------


     The components of the Company's income tax benefit for the eight months ended December 31, 1995 and the year ended April 30, 1995 are as follows:

                                                    December 31,     April 30,
                                                        1995            1995
                                                   -------------   -------------
           Current                                 $      -        $      -
           Deferred                                  (1,500,000)     (2,827,483)
                                                   -------------   -------------
                                                   $ (1,500,000)   $ (2,827,483)
                                                   =============   =============

                       ST. CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued



The benefit for income taxes is different from the amount computed by applying the federal income tax rate to the loss before income taxes for the eight months ended December 31, 1995 and the year ended April 30, 1995 for the following reasons:



                                                    December 31,     April 30,
                                                        1995           1995
                                                    ------------    ----------
   Federal statutory rate                                   (34)%         (34)%
   Valuation allowance                                       20            26
   State income tax, net of federal benefit                  (5)           (5)
   Other                                                      1
                                                    -----------     ----------
                                                            (18)%         (13)%
                                                    ===========     ==========


Significant components of the Company's deferred tax liabilities and assets were as follows:

                                                   December 31,      April 30,
                                                       1995            1995
                                                   ------------     -----------
  Deferred tax liabilities:
   License costs                                   $  3,437,294   $ 3,442,030
   Other                                                  --            1,807
                                                   ------------   -----------

        Total deferred tax liabilities                3,437,294     3,443,837
                                                   ------------   -----------

  Deferred tax assets:
    Pre-opening expenses                              7,370,303     6,149,255
    Net operating loss carryforwards                  4,568,500     2,719,000
    Other                                               361,524       272,571
                                                   ------------   -----------

        Total deferred tax assets                    12,300,327     9,140,826
                                                   ------------   -----------

  Less valuation allowance                            7,363,033     5,696,989
                                                   ------------   -----------

         Net deferred tax asset                    $  1,500,000   $    --
                                                   ============   ===========

                       ST. CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued


     At December 31, 1995 and April 30, 1995, valuation allowances totaling $7,363,033 and $5,696,989, respectively, were provided against the Company's deferred tax assets to reflect the uncertainties surrounding the realization of such deferred tax assets. Realization of the net deferred tax asset at December 31, 1995 is dependent on the Company generating sufficient future taxable income. Although realization is not assured, management believes it is more likely than not that the amount of the deferred tax asset recorded for financial statement purposes will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced. At December 31, 1995 the Company had net operating loss carryforwards for federal income tax purposes of approximately $11,625,000 which expire in 2009 through 2011. These operating loss carryforwards may be subject to certain limitations if the proposed transaction, as discussed in Note 11, is consummated.



6.   Leases:
     ------

     In March and July 1995, the Company entered into agreements to lease the two parcels of land that comprise the Calcasieu Parish riverboat casino site. The leases have an initial term of five years with seven five-year renewal options. During the initial term, the leases require annual aggregate rental payments of $850,000 in years one through four, and $1,000,000 in year five, payable monthly. During the first renewal term, the rent will be increased annually by the greater of (i) 5%, or (ii) the percentage increase in the average consumer price index for Calcasieu Parish, Louisiana for the previous twelve-month period. During the second through seventh renewal terms, the lessor and the Company will attempt to set the rent equal to 100% of the rent paid by other riverboat gaming operators in Louisiana and Mississippi for comparable property usage, or if no agreement can be made, then the parties will appoint real estate appraisers to set the rent for such renewal term. However, in no event shall the annual rent be less than $1,600,000 during the fourth and all subsequent renewal terms. In addition, the Company will pay all real estate taxes, except for taxes due on the unimproved value of the property.

                       ST. CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued



In addition to the Calcasieu Parish site leases, the Company has entered into various operating leases for equipment and office facilities. At December 31, 1995, future minimum lease payments to be made under the lease agreements are as follows:


  1996                                                          $  383,253
  1997                                                             226,430
  1998                                                             109,409
  1999                                                              94,426
  2000                                                              26,605
                                                                -----------

                                                                $  840,123
                                                                ===========

Rent expense for the eight months ended December 31, 1995 and the year ended April 30, 1995 was $661,974 and $61,539, respectively.


The Company has also entered into various capital leases for equipment. As of December 31, 1995 future minimum lease payments under capital leases were as follows:

Fiscal Year                                                       Amount
- -----------                                                   -------------
  1996                                                        $  3,857,363
  1997                                                           1,647,787
  1998                                                             112,967
  1999                                                              33,115
                                                              -------------

Total minimum lease payments                                     5,651,232
Less amount representing interest                                  533,626
                                                              -------------

Present value of future minimum lease payments                   5,117,606
Less current portion                                             3,471,839
                                                              -------------

Capital lease obligations, less current portion               $  1,645,767
                                                              =============

                       ST. CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

7.   Commitments and Contingencies:
     -----------------------------


     Commitments to Calcasieu Parish
     -------------------------------


     In January 1995, the Company made a commitment to Calcasieu Parish to provide certain payments to the Parish above and beyond the statutory admissions tax. The Company committed to a $1,000,000 initial payment, which was paid upon the opening of the casino, and a $1,000,000 annual payment for as long as the casino is operating at its site in the Parish, but in no event less than six years. In June 1995, the Company and the Parish entered into a definitive development agreement whereby, in consideration for the payments to be made by the Company to the Parish, the Parish is required to cooperate with and provide assistance to the Company in obtaining and maintaining necessary permits and approvals to operate its riverboat gaming casino.


     Litigation
     ----------


     On September 21, 1994, an action was filed against Crown and the Company in the 24th Judicial District Court for the Parish of Jefferson, Louisiana by Avondale Industries, Inc. ("Avondale"). In this action, Avondale alleges that the Company was contractually obligated to Avondale for the construction of the Company's riverboat vessel based upon a letter of intent (allegedly reaffirming a previous agreement entered into between Avondale and the Company). Avondale alleges that the Company breached a duty to negotiate in good faith toward the execution of a definitive vessel construction contract. Alternatively, Avondale alleges that a separate, oral contract for the construction of the vessel existed and that the Company committed unspecified unfair trade practices and made certain misrepresentations. Avondale has specified damages of approximately $2,500,000. In conjunction with the sale of 50% of the Company to LRGP, Crown indemnified the Company against future losses arising from the litigation, and as such, even though no assurance can be given as to the ultimate outcome of this litigation, the Company believes this litigation will not have a material adverse effect on the financial position or results of operations of the Company.


8.   Site Change and Buy Out of Management Contract:
     ----------------------------------------------


     In January 1995, the Company made the decision to abandon its site in St. Charles Parish, Louisiana in favor of the site currently occupied in Calcasieu Parish, Louisiana. As a result of this decision the Company recorded a charge of approximately $3,100,000 for the year ended April 30, 1995, which represents the write-off of previously capitalized costs specific to the St. Charles Parish site.

                       ST. CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

     In March 1995, in connection with Crown's sale of a 50% interest in the Company's common stock to LRGP, the Company bought out its existing casino management agreement for $4,000,000.



9.   Related Party Transactions:
     --------------------------

     The Company entered into a management agreement with Riverboat Services, Inc. ("RSI") a subsidiary of Casino America which has a term of 99 years and provides for a management fee of (i) 2% of "Revenues," as defined in the agreement (generally net gaming revenues less gaming and admission taxes plus all other operating revenues), plus (ii) 10% of "Net Operating Income," as defined in the agreement, provided however, the total management fee shall not exceed 4% of "Revenues." Additionally, in accordance with the agreement, key employees of the riverboat are employees of RSI who pays the salaries of these employees and is reimbursed by the Company. As of December 31, 1995, the Company had incurred management fee costs of approximately $739,000 and had incurred salary costs and other charges associated with these key employees of approximately $861,000. No amounts were due or accrued to RSI at April 30, 1995.


     Debartolo Properties Management, Inc., a wholly-owned subsidiary of Debartolo, Inc. which owns 50% of LRGP is the general contractor for the construction of the riverboat gaming site. For the eight-month period ended December 31, 1995, approximately $220,000 was paid to Debartolo Properties Management, Inc. and other Debartolo related companies for construction services provided.


     The Company had net advances from Crown of $3,076,887 as of April 30, 1995. Advances from Crown were used to fund the construction of the riverboat and support pre-opening and development activities. Included in net advances from Crown at April 30, 1995 is $1,500,000 relating to Crown common stock issued as payment for expenses of the Company. In June 1995, in connection with Crown's sale of a 50% interest in the Company's common stock to LRGP, Crown contributed the balance in its advance account ($3,085,388) to the Company.

                       ST. CHARLES GAMING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

10.  Supplemental Cash Flow Information:
     ----------------------------------


     Supplemental cash flow disclosures for the eight months ended December 31, 1995 and the year ended April 30, 1995 are as follows:



                                                                December 31,      April 30,
                                                                    1995            1995
                                                               -------------    -------------
    Interest paid, net of amounts capitalized                  $  1,582,952     $  6,115,878
    Noncash financing and investing activities:
      Capital contribution from Crown                             3,085,388        3,377,345
      Equipment acquired under capital leases                       135,602        5,762,267



11.  Proposed Transaction:
     --------------------


     In January 1996, Crown signed an agreement with Casino America to sell Crown's remaining 50% interest in the Company to Casino America. Closing of this transaction is subject to a number of conditions, including the acquisition by Casino America of Grand Palais Riverboat, Inc. ("GPRI") from bankruptcy and relocating its riverboat casino to the Company's current site in Calcasieu Parish, and the procurement of required regulatory and lender approvals. A plan of reorganization pertaining to Casino America's acquisition of GPRI was filed in the United States Bankruptcy Court in late January 1996 and on March 26, 1996, the United States Bankruptcy Court confirmed such plan. Additionally, Casino America, GPRI and Crown have filed various petitions with the Louisiana Riverboat Gaming Commission ("Gaming Commission") to approve the above transactions. On March 23, 1996, the Gaming Commission approved the sale of GPRI to Casino America and the relocation of its riverboat to the Company's current site in Calcasieu Parish and Casino America's purchase of Crown's remaining 50% interest in the Company. Management of the Company is uncertain as to when and if the remaining required approvals will be obtained.

                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                       Report of Independent Accountants


To the Stockholders
St. Charles Gaming Company, Inc:



We have audited the accompanying balance sheets of St. Charles Gaming Company, Inc. (A Development Stage Enterprise) as of April 30, 1995 and 1994, and the related statements of operations, stockholder's equity, and cash flows for the year ended April 30, 1995 and the period from June 25, 1993 (acquisition date) to April 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Charles Gaming Company, Inc. as of April 30, 1995 and 1994, and the results of its operations and its cash flows for the year ended April 30, 1995 and the period from June 25, 1993 (acquisition date) to April 30, 1994, in conformity with generally accepted accounting principles.

As discussed in Note D to these financial statements, in August 1995 the Company and Louisiana Riverboat Gaming Partnership jointly issued $38.4 million of Senior Secured Increasing Rate Notes. The Company believes it has failed to meet certain financial covenants of the agreement governing the notes. The Company and Louisiana Riverboat Gaming Partnership are conducting discussions with the holder of the notes regarding modification of the related borrowing agreements or obtaining waivers in order for the Company to maintain compliance in the future. The ultimate outcome of these discussions cannot be presently determined. Accordingly, no modifications have been made to the accompanying financial statements regarding the possible effects of this uncertainty.


/s/ Coopers & Lybrand L.L.P.

Dallas, Texas
August 7, 1995, except as to the third paragraph of Note D for which the date is September 21, 1995

                       St. Charles Gaming Company, Inc.
                       (A Development Stage Enterprise)
                                Balance Sheets



                                    Assets

                                                            April 30,
                                                      1995              1994
                                                   ----------        ----------
Current assets:
  Cash and cash equivalents                       $     9,522       $    23,027
  Prepaid expenses                                    779,527            55,962
                                                   ----------        ----------
     Total current assets                             779,049            78,989
                                                   ----------        ----------
Property and equipment:
  Land deposit and site cost                                          1,261,273
  Construction in progress                          1,539,627
  Furniture, fixtures and equipment                 7,618,268           606,571
  Riverboat and barges                             15,256,140         9,329,024
                                                   ----------        ----------
                                                   24,414,035        11,196,868
  Less accumulated depreciation                       (14,563)           (3,234)
                                                   ----------        ----------
                                                   24,399,472        11,193,634
                                                   ----------        ----------

Other assets:
  Debt issuance costs, net                            345,963
  Non-complete agreement, net                         316,674           416,670
  License costs                                     9,125,000         9,125,000
                                                   ----------        ----------
                                                    9,787,637         9,541,670
                                                   ----------        ----------
                                                  $34,966,158       $20,814,293
                                                   ==========        ==========


                Liabilities and Stockholder's Equity (Deficit)

Current liabilities
  Accounts payable                                $   738,861
  Accrued liabilities                                 768,834      $     25,754
  Advances from LRGP                                2,079,083
  Advances from Crown                               3,076,887         9,304,590
  Capital lease obligations                         2,871,104
  Notes payable                                    26,511,603
                                                   ----------        ----------
    Total current liabilities                      36,046,372         9,330,344
                                                   ----------        ----------

Capital lease obligations, less current portion     2,265,641
Deferred income taxes                                                 2,827,483
Commitments and contingencies

Stockholder's equity:
  Common stock, no par value, 100,000 shares
   authorized, issued and outstanding              5,600,000          5,600,000
  Additional paid-in capital                      10,900,000          4,000,000
  Deficit accumulated during the development
   stage                                         (19,845,855)          (943,534)
                                                  ----------         ----------
    Total stockholder's equity (deficit)          (3,345,855)         8,656,466
                                                  ----------         ----------

                                                 $34,966,153        $20,814,293
                                                  ==========         ==========

See accompanying notes to financial statements.

                       St. Charles Gaming Company, Inc.
                       (A Development Stage Enterprise)
                           Statements of Operations

                                                June 25, 1993                        June 25, 1993
                                             (acquisition date)                   (acquisition date)
                                                     to            Year ended             to
                                               April 30, 1995     April 30,1995     April 30, 1994
                                               --------------     -------------     --------------
Revenues                                       $          -        $          -     $          -

Costs and expenses:
 Gaming pre-opening and development               8,858,313           7,676,762        1,181,551
 Buy out of management contract                   4,000,000           4,000,000
 St. Charles Parish site abandonment              3,131,359           3,131,359
 Depreciation and amortization                      445,655             111,326          334,329
 Interest expense                                 6,810,528           6,810,357              171
                                                 ----------          ----------       ----------
                                                 23,245,855          21,729,804        1,516,051
                                                 ----------          ----------       ----------

   Loss before income taxes                     (23,245,855)        (21,729,804)      (1,516,051)

Benefit for income taxes                         (3,400,000)         (2,827,483)        (572,517)
                                                 ----------          ----------       ----------
   Net loss                                    $(19,845,855)       $(18,902,321)    $   (943,534)
                                                 ==========          ==========       ==========

See accompanying notes to financial statements.

                       St. Charles Gaming Company, Inc.
                       (A Development Stage Enterprise)
                           Statements of Cash Flows


                                                         June 25, 1993                                       June 25, 1993
                                                       (acquisition date)                                  (acquisition date)
                                                              to                   Year ended                     to
                                                         April 30, 1995          April 30, 1995              April 30, 1994
                                                         --------------          --------------              --------------
Operating activities:
 Net loss                                                $(19,845,855)            $(18,902,321)              $  (943,534)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
  Depreciation and amortization                               447,890                  111,326                   336,564
  Amortization of debt issuance costs/discount              3,376,392                3,376,392
  Write-down of assets                                      3,131,359                3,131,359
  Deferred income taxes                                    (3,400,000)              (2,827,483)                 (572,517)
  Changes in assets and liabilities:
   Prepaid expenses                                          (894,933)                (838,971)                  (55,962)
   Accounts payable and accrued liabilities                 1,366,905                1,416,151                   (49,246)
                                                           ----------               ----------                ----------
    Net cash used by operating activities                 (15,818,242)             (14,533,547)               (1,284,695)
                                                           ----------               ----------                ----------
Investing activities:
 Purchase of property and equipment                       (19,991,932)              (8,795,064)              (11,196,868)
 Purchase of other assets                                    (350,000)                                         (350,000)
                                                           ----------               ----------                ----------
    Net cash used by investing activities                 (20,341,932)              (8,795,064)              (11,546,868)
                                                           ----------               ----------                ----------
Financing activities:
 Capital contributions from Crown                           7,022,655                3,522,655                 3,500,000
 Advances from (payments to) Crown                          3,076,887               (6,227,703)                9,304,590
 Advances from LRGP                                         2,079,083                2,079,083
 Issuance of debt                                          32,700,000               32,700,000
 Debt issuance costs                                       (1,633,407)              (1,633,407)
 Payments of debt and capital lease obligations            (7,125,522)              (7,125,522)
                                                           ----------               ----------                ----------
    Net cash provided by financing activities              36,119,696               23,315,106                12,804,590
                                                           ----------               ----------                ----------

Decrease in cash and cash equivalents                         (40,478)                 (13,505)                  (26,973)
Cash and cash equivalents at:
       Beginning of period                                     50,000                   23,027                    50,000
                                                           ----------               ----------                ----------

       End of period                                     $      9,522             $      9,522                $   23,027
                                                           ==========               ==========                ==========




See accompanying notes to financial statements.

                       St. Charles Gaming Company, Inc.
                       (A Development Stage Enterprise)
                  Statement of Stockholder's Equity (Deficit)
For the period from June 25, 1993 (acquisition date) to April 30, 1994 and the year ended April 30, 1995.



                                                                   Additional                           Total
                                                    Common           Paid-in        Accumulated      Stockholder's
                                                     Stock           Capital          Deficit      Equity (Deficit)
                                                    ------         ----------       -----------    ----------------

Balance at June 25, 1993 (before acquisition)      $  339,051                     $    (60,061)     $    278,990

  Acquisition adjustments                           5,260,949     $   500,000           60,061         5,821,010
                                                    ---------      ----------      -----------       -----------
Balance at June 25, 1993 (after acquisition)        5,600,000         500,000                          6,100,000

  Capital contribution                                              3,500,000                          3,500,000

  Net loss                                                                        $   (943,534)         (943,534)
                                                    ---------      ----------      -----------       -----------

Balance at April 30, 1994                           5,600,000       4,000,000         (943,534)        8,656,466

  Capital contribution                                              6,900,000                          6,900,000

  Net loss                                                                         (18,902,231)      (18,902,321)
                                                    ---------      ----------      -----------       -----------

Balance at April 30, 1995                          $5,600,000     $10,900,000     $(19,845,855)     $ (3,345,855)
                                                    =========      ==========      ===========       ===========












See accompanying notes to financial statements.

                       St. Charles Gaming Company, Inc.
                       (A Development Stage Enterprise)
                         Notes to Financial Statements


A - Organization and Description of Business

St. Charles Gaming Company, Inc., a Louisiana corporation, (the "Company") was incorporated on January 18, 1993 for the purpose of operating a riverboat gaming casino to be based in St. Charles Parish, Louisiana (near New Orleans). In January 1995, the Company changed its riverboat berthing site from St. Charles Parish to Calcasieu Parish, Louisiana (near Lake Charles). In July 1995 the Company commenced riverboat gaming operations.

Effective June 25, 1993, the Company was acquired by Crown Casino Corporation ("Crown"). Crown completed its acquisition of the Company at a price which exceeded the book value of the net assets of the Company at the acquisition date and accounted for the transaction using the purchase method of accounting. Accordingly, Crown allocated the excess purchase price to the identifiable assets acquired and liabilities assumed. This allocation established a new basis for the Company's assets and liabilities which is reflected in the accompanying financial statements. The principal result of the creation of a new basis was an increase in license costs ($9,025,000), the recording of a related deferred tax liability ($3,400,000), the addition of a non-compete agreement ($500,000), and an increase in common stock and additional paid-in-capital ($5,260,949 and $500,000, respectively). The amounts recorded as common stock were attributed to the value of the Crown shares issued in the transaction, while the amount recorded as additional paid-in-capital was related to cash paid for the non-compete agreement. The Company has adopted the fiscal year of Crown which ends on April 30.

Effective June 9, 1995, Crown sold a 50% interest in the Company to Louisiana Riverboat Gaming Partnership ("LRGP"), a joint venture owned 50% by Casino America, Inc. ("Casino America") and 50% by Louisiana Downs, Inc. LRGP owns the Isle of Capri dockside riverboat casino in Bossier City, Louisiana.

As the Company's planned principal operations had not yet commenced as of April 30, 1995, the Company is reporting as a development stage enterprise. Since inception, the Company's activities have focused on the pursuit of a riverboat gaming license and other regulatory approvals, the raising of capital, the construction of the riverboat casino and land based facilities, and the development of the project in general. The Company has received substantial financial support from Crown, LRGP and Casino America.


B - Summary of Significant Accounting Policies

Cash and Cash Equivalents
The Company considers cash and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Casino Pre-opening and Development Costs
All casino pre-opening and development costs are expensed as incurred. Pre-opening and development costs consist principally of personnel costs, advertising, insurance, travel, consulting and professional fees.

Property and Equipment
Property and equipment are stated at cost. Expenditures for additions, renewals and improvements are capitalized. Interest costs during construction of facilities are capitalized. Costs of repairs and maintenance are expensed as incurred. Depreciation will be charged on gaming related equipment and facilities beginning in July 1995 (commencement of gaming operations). Depreciation is computed using the straight-line method over the following estimated useful lives.

           Furniture, fixtures and equipment               5 to 10 years
           Riverboat and barges                                 15 years

NON-COMPETE AGREEMENT
In connection with the acquisition of the Company by Crown, the Company's former owner agreed not to compete with the Company in the Louisiana market for a period of five years. The non-compete agreement is stated at the cost allocated by Crown to the agreement, net of accumulated amortization of $183,326 and $83,330 as of April 30, 1995 and 1994, respectively. Amortization is recorded using the straight-line method over a period of five years.

DEBT ISSUANCE COSTS
In connection with the issuance of the Senior Note and amendments to the agreement governing the Senior Note, the Company incurred debt issuance costs of $2,569,717. These costs have been amortized over the term of the Senior Note using the effective interest method.

LICENSE COSTS
License costs principally represent the excess purchase price Crown paid in acquiring the Company's net identifiable tangible assets. These costs will be amortized beginning in July 1995 (commencement of operations) over the remaining license term using the straight-line method. The Louisiana license was issued on March 29, 1994 and has a five year initial term, which is subject to renewal.

INCOME TAXES
The Company is included in Crown's consolidated federal income tax return. The provision for income taxes in the accompanying financial statements is computed on a separate return basis.

Deferred tax assets and liabilities are recognized for the future tax consequenses attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


C - LICENSING

The Company has received a certificate of final approval from the Louisiana Riverboat Gaming Commission ("Gaming Commission") and a license with certain conditions from the Louisiana Riverboat Gaming Enforcement Division of the Office of State Police (the "Enforcement Division"). The conditions to the license include (i) the Enforcement Division's approval of the operation of the riverboat under an approved plan of security and internal controls for a period of six months, (ii) the exercise of due diligence in the development of its planned hotel in Calcasieu Parish and (iii) obtaining the Enforcement Division's prior written approval to any modifications to its plans for such hotel, including the abandonment of any portion of the project. Upon satisfaction of the conditions to the license, a permanent license will be issued by the Enforcement Division.


D - DEBT

At April 30, 1995, the Company had the following debt:

        Senior Note, net of unamortized discount of $118,397     $21,811,603
        Notes payable to Casino America                            4,700,000
                                                                  ----------

                                                                 $26,511,603
                                                                  ==========

In June 1994, the Company issued a $28 million Senior Secured Increasing Rate Note (the "Senior Note") to an institutional investor. The Senior Note was initially due on June 3, 1995, but was subsequently extended to August 31, 1995 and carried a 12% coupon increasing 67 basis points each quarter up to a maximum interest rate of 14%. The Senior Note was issued with a warrant to purchase 508,414 shares of Crown's common stock. The proceeds from the private placement were allocated between the Senior Note ($26.7 million) and the warrant ($1.3 million) based upon the relative fair value of each of the securities at the time of issuance. The amount allocated to the warrant has been recorded as an increase in the advances from Crown account. The resulting original issue discount has been amortized over the life of the Senior Note using the effective interest method.

On August 7, 1995, SCGC and LRGP (collectively, the "Issuers") jointly issued $38.4 million of Senior Secured Increasing Rate Notes (the "New Notes"), the proceeds of which were used to retire the Senior Note ($21.9 million) and certain LRGP obligations ($8.4 million). The balance of the proceeds will be used in the development of the Calcasieu Parish project. The New Notes initially become due on July 27, 1996, but can be extended up to an additional twelve months at the option of the Issuers provided no event of default has occurred and is continuing, carry a 12% coupon increasing 25 basis points each quarter until maturity, and provide for contingent interest beginning in May 1996 equal to 7.5% of the Issuers' consolidated cash flow, as defined. The New Notes are collateralized by substantially all the assets of the Issuers and contain covenants relating to certain business, operational and financial matters including limitations on (i) incurring additional debt, (ii) paying dividends, (iii) merging or consolidating with others, (iv) changes in control,
(v) capital expenditures, (vi) investments and joint ventures, and (vii) the sale of assets, and financial covenants pertaining to (a) minimum cash flow,
(b) minimum fixed charge ratio, (c) maximum leverage ratio, and (d) minimum net worth. Management of the Company anticipates that the Company will fail to meet certain financial covenants of the agreement governing the New Notes which, if not amended or waived, would result in an event of default. The Issuers are currently having discussions with the holder of the New Notes regarding the anticipated event of default. While no assurance can be given that a satisfactory waiver or amendment will be forthcoming, management of the Company expects the Issuers will obtain such waiver or amendment to cure the anticipated event of default.

In March 1995, the Company issued promissory notes aggregating $4.7 million to Casino America (the "Casino America Notes"). The Casino America Notes bear interest at 11.5% per annum and are due three business days after the New Notes are paid in full.

In May 1995, the Company issued a promissory note to LRGP equal to the lesser of
(i) $15 million, or (ii) the aggregate unpaid principal amount of advances made by LRGP to the Company. The note bears interest at the same rate of interest LRGP is charged on certain bank indebtedness, and is due three business days after the New Notes are paid in full. The proceeds from the issuance of the note has been used to develop the Calcasieu Parish project.

In addition, LRGP has made certain advances to the Company. Interest accrues on such advances at the rate of 11.5% per annum. There is no stated maturity date of such advances. The proceeds from the advances have been used to develop the Calcasieu Parish project.


E - INCOME TAXES

The components of the Company's income tax benefit for the year ended April 30, 1995 and the period from June 25, 1993 (acquisition date) to April 30, 1994 are as follows:

                                                1995           1994
                                             -----------     ---------
        Current                             $     -         $    -
        Deferred                             (2,827,483)     (572,517)
                                             -----------     ---------

                                            $(2,827,483)    $(572,517)
                                             ===========     =========

The benefit for income taxes is different from the amount computed by applying the statutory income tax rate to loss before income taxes for the year ended April 30, 1995 and the period from June 25, 1993 (acquisition date) to April 30, 1994 for the following reasons:

                                                1995            1994
                                                ----            ----
        Federal statutory rate                  (34)%           (34)%
        Valuation allowance                      26
        State income tax, net of federal
         benefit                                 (5)             (3)
        Other                                                    (1)
                                                ----            ----

                                                (13)%           (38)%
                                                ====            ====

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets were as follows:

                                                April 30,       April 30,
                                                  1995            1994
                                                ---------       ---------
        Deferred tax liabilities:
         License costs                         $3,442,030      $3,442,030
         Other                                      1,807           1,752
                                                ---------       ---------
           Total deferred tax liabilities       3,443,837       3,443,782
                                                ---------       ---------

        Deferred tax assets:
         Pre-opening expenses                   6,149,255         488,412
         Net operating loss carryforward        2,719,000         127,887
         Other                                    272,571
                                                ---------       ---------
           Total deferred tax assets            9,140,826         616,299
           Less valuation allowance             5,696,989           -
                                                ---------       ---------

           Net deferred tax liability          $    -          $2,827,483
                                                =========       =========

At April 30, 1995 the Company recorded a valuation allowance equal to the excess of deferred tax liabilities because the realization of such excess deferred tax assets was not reasonably assured. At April 30, 1995 the Company had a net operating loss carryforward for federal income tax purposes of approximately $2,836,000 which expires in 2009 and 2010.



F - LEASES

In March and July 1995, the Company entered into agreements to lease the two parcels of land that comprise the Calcasieu Parish riverboat casino site. The leases have an initial term of five years with seven five year renewal options. During the initial term, the leases require annual aggregate rental payments of $850,000 in years one through four, and $1,000,000 in year five, payable monthly. During the first renewal term, the rent will be increased annually by the greater of (i) 5%, or (ii) the percentage increase in the average consumer price index for Calcasieu Parish, Louisiana for the previous twelve month period. During the second through seventh renewal terms, the lessor and the Company will attempt to set the rent equal to 100% of the rent paid by other riverboat gaming operators in Louisiana and Mississippi for comparable property usages, or if no agreement can be made, then the parties will appoint real estate appraisers to set the rent for such renewal term. However, in no event shall the annual rent be less than $1.6 million during the fourth and all subsequent renewal terms. In addition, the Company will pay all real estate taxes except for taxes due on the unimproved value of the property.

In addition to the Calcasieu Parish site leases, the Company has entered into various operating leases for equipment and office facilities. The aggregate rentals due under such leases were not significant at April 30, 1995. Rent expense for the year ended April 30, 1995 and the period from June 25, 1993 (acquisition date) to April 30, 1994 was $61,539 and $15,483, respectively.

The Company has also entered into various capital leases for equipment. As of April 30, 1995 future minimum lease payments under capital leases were as follows:

        Fiscal Year                                       Amount
        -----------                                     ---------
        1996                                            $ 3,287,194
        1997                                              2,227,807
        1998                                                 84,420
        1999                                                 79,476
        2000                                                  6,623
                                                        -----------
        Total minimum lease payments                      5,685,520
        Less amount representing interest                  (548,775)
                                                        -----------
        Present value of future minimum lease
         payments                                         5,136,745
        Less current portion                             (2,871,104)
                                                        -----------

        Capital lease obligations, less current
         portion                                        $ 2,265,641
                                                        ===========


G - COMMITMENTS AND CONTINGENCIES

Commitments to Calcasieu Parish
In January 1995, the Company made a commitment to Calcasieu Parish to provide certain payments to the Parish above and beyond the statutory admissions tax. The Company committed to a $1 million initial payment, which was paid upon the opening of the casino, and a $1 million annual payment for as long as the casino is operating at its site in the Parish, but in no event less than six years. In June 1995 the Company and the Parish entered into a definitive development agreement whereby, in consideration for the payments to be made by the Company to the Parish, the Parish is required to cooperate with and provide assistance to the Company in obtaining and maintaining necessary permits and approvals to operate its riverboat gaming casino.

Litigation
On September 21, 1994, an action was filed against Crown and the Company in the 24th Judicial District Court for the Parish of Jefferson, Louisiana by Avondale Industries, Inc. ("Avondale"). In this action, Avondale alleges that the Company was contractually obligated to Avondale for the construction of the Company's riverboat vessel based upon a letter of intent (allegedly reaffirming a previous agreement entered into between Avondale and the Company). Avondale alleges that the Company breached a duty to negotiate in good faith toward the execution of a definitive vessel construction contract. Alternatively, Avondale alleges that a separate, oral contract for the construction of the vessel existed and that the Company committed unspecified unfair trade practices and made certain misrepresentations. Avondale seeks unspecified damages including "all lost profits and lost overhead" and attorneys fees. The Company intends to vigorously contest liability in this matter.


H - SITE CHANGE AND BUY OUT OF MANAGEMENT CONTRACT

In January 1995, the Company made the decision to abandon its site in St. Charles Parish, Louisiana in favor of a new site in Calcasieu Parish, Louisiana. As a result of this decision the Company recorded a charge of approximately
$3.1 million which represents the write-off of previously capitalized costs specific to the St. Carles Parish site.

In March 1995, in connection with Crown's pending sale of a 50% interest in the Company's common stock to LRGP, the Company bought out its existing casino management agreement for $4 million and entered into a new management agreement with Casino America. The Casino America management agreement has term of 99 years and provides for a management fee of (i) 2% of "Revenues", as defined in the agreement (generally net gaming revenues less gaming and admission taxes plus all other operating revenues), plus (ii)
10% of "Net Operating Income", as defined in the agreement, provided however, the total management fee shall not exceed 4% of "Revenues."


I - Related Party Transactions

The Company had net advances from Crown of $3,076,887 and $9,304,590 as of April 30, 1995 and 1994, respectively. The Crown advances are noninterest bearing. Advances from Crown have been used to fund the construction of the riverboat and support pre-opening and development activities. Included in net advances at April 30, 1995 is $1,500,000 relating to Crown common stock issued as payment for expenses of the Company. In June 1995, in connection with Crown's sale of a 50% interest in the Company's common stock to LRGP, Crown contributed the balance in its advance account to the Company.

Advances from LRGP bear interest at 11.5% per annum and are due three business days after the New Notes are paid in full.

The Company incurred legal costs of $269,771 and $122,289 for the year ended April 30, 1995 and the period from June 25, 1993 (acquisition date) to April 30, 1994, respectively, from a law firm of which a director of the Company is a partner. In March 1995, this director became an executive officer of Crown.


J - Supplemental Cash Flow Information

Supplemental cash flow disclosures for the year ended April 30, 1995 and the period from June 25, 1993 (acquisition date) to April 30, 1994 are as follows:


                                                   1995         1994
                                                 ----------   ---------
        Equipment acquired under capital leases  $5,762,267
        Interest paid, net of amount capitalized  6,115,878      $171
        Non-cash capital contributions            3,377,345


K - Subsequent Events

On June 9, 1995 Crown sold a 50% interest in the Company's common stock to LRGP for approximately $22 million total consideration.

On July 29, 1995 the Company's riverboat casino commenced gaming operations in Calcasieu Parish, Louisiana.

On August 7, 1995, SCGC and LRGP jointly issued $38.4 million of senior secured increasing rate notes and retired the Company's Senior Note (see Note D).

                       St. Charles Gaming Company, Inc.
                       (A development stage enterprise)

             Financial Statements and Independent Auditors' Report

           For The Period From January 18, 1993 (Date of Inception)
                             Through June 24, 1993

[LETTERHEAD OF FRED J. BASTIE & ASSOCIATES APPEARS HERE]

                         Independent Auditors' Report



Stockholder and Board of Directors
St. Charles Gaming Company, Inc.
Dallas, Texas


We have audited the accompanying balance sheet of St. Charles Gaming Company, Inc. (a Louisiana corporation and a development stage enterprise) as of June 24, 1993, and the related statements of operations, stockholder's equity, and cash flows for the period from January 18, 1993 (date of inception) through June 24, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Charles Gaming Company, Inc. at June 24, 1993 and the results of its operations and its cash flows for the period from January 18, 1993 (date of inception) through June 24, 1993 in conformity with generally accepted accounting principles.


                                      /S/ Fred J. Bastie & Associates,P.C.
Dallas, Texas
October 22, 1993

                       St. Charles Gaming Company, Inc.
                       (A development stage enterprise)
                                 Balance Sheet
                                 June 24, 1993


                                    Assets


Current assets:
   Cash (Note b)                                                 $  50,000
                                                                 ---------
      Total current assets                                          50,000


License costs (Note b)                                             262,195
                                                                 ---------

      Total assets                                               $ 312,195
                                                                 =========

                     Liabilities and Stockholder's Equity


Current liabilities:
   Accounts payable                                              $  33,205
                                                                 ---------
      Total current liabilities                                     33,205

Commitments (Note d)

Stockholder's equity:
   Common stock, no par value, 100,000 shares
      authorized, issued and outstanding                           339,051
   Deficit accumulated during the development stage                (60,061)
                                                                 ---------
      Total stockholder's equity                                   278,990
                                                                 ---------
      Total liabilities and stockholder's equity                 $ 312,195
                                                                 =========


See accompanying notes to financial statements

                       St. Charles Gaming Company, Inc.
                       (A development stage enterprise)
                            Statement of Operations
           For The Period From January 18, 1993 (Date of Inception)
                             Through June 24, 1993


Revenue                                                         $     0

General and administrative expenses                              60,061
                                                                 ------



        Net loss                                               $(60,061)
                                                                 -------






See accompanying notes to financial statements.

                       St. Charles Gaming Company, Inc.
                       (A development stage enterprise)
                 Statement of Changes in Stockholder's Equity
           For The Period From January 18, 1993 (Date of Inception)
                             Through June 24, 1993


                                                     Accumulated
                                 Common Stock          Deficit       Total
                                 ------------        -----------    -------
                                 Shares Amount
                                 -------------
Balance, January 18, 1993          --    $  --       $   --        $  --


Issuance of 100,000 shares of
  stock at no par value         100,000   339,051        --         339,051

Net loss for the period            --       --        (60,061)      (60,061)
                                -------  --------    ---------     ---------
Balance, June 24, 1993          100,000  $339,051    $(60,061)     $278,990
                                -------  --------    ---------     ---------




See accompanying notes to financial statements.

                       St. Charles Gaming Company, Inc.
                       (A development stage enterprise)
                            Statement of Cash Flows
           For The Period From January 18, 1993 (Date of Inception)
                             Through June 24, 1993


Cash flows from operating activities:
  Net loss                                                     $ (60,061)
  Increase in accounts payable                                    33,205
                                                                  ------
     Net cash used by operating activities                       (26,856)
                                                                 --------



Cash flows from investing activities:
  Additions to license costs                                    (262,195)
                                                                 --------
     Net cash used by investing activities                      (262,195)
                                                                ---------



Cash flows from financing activities:
  Capital contributions                                          339,051
                                                                 --------
     Net cash provided by financing activities                   339,051
                                                                 --------

Net increase in cash                                              50,000
  Cash at beginning of period                                       --
                                                                 --------


Cash at end of period                                           $ 50,000
                                                                  -------

See accompanying notes to financial statements.

                       St. Charles Gaming Company, Inc.
                       (A development stage enterprise)
                         Notes to Financial Statements
                                 June 24, 1993



NOTE A - BASIS OF PRESENTATION
- ------------------------------

St. Charles Gaming Company, Inc., a Louisiana corporation, (the "Company") was incorporated on January 18, 1993 for the purpose of operating a riverboat gaming casino to be based in St. Charles Parish, Louisiana. In March 1993, the Company filed an application with the Louisiana Riverboat Gaming Commission ("Gaming Commission") to obtain preliminary approval to operate a riverboat gaming casino in St. Charles Parish. On June 18, 1993, the Company's application was approved.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- ---------------------------------------------------

Cash and Cash Equivalents
- -------------------------
Cash consists of the balance in a bank account held by a related third party (see Note C) as trustee for the Company. Subsequent to June 24, 1993, the balance was transferred to the Company's new owner (see Note E).

For purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less when purchased to be cash equivalents.

License Costs:
- --------------
Costs incurred in the licensing application process are capitalized and will be amortized over a five year period, the initial period of a Louisiana riverboat gaming license, from the point in time a license is issued.

Income Taxes:
- -------------
At June 24, 1993, the Company had a net operating loss available for financial statement and income tax purposes of approximately $60,000, which expires in 2008 if not fully utilized. The net operating loss may be used to offset future taxable income subject to Section 382 of the Internal Revenue Code.

Development Stage Enterprise
- ----------------------------
The Company is considered to be in the "development stage" as substantially all of its efforts have been expended in the license application process and planned principal operations have not yet commenced.

                       St. Charles Gaming Company, Inc.
                       (A development stage enterprise)
                    Notes To Financial Statements-Continued
                                 June 24, 1993



NOTE C - RELATED PARTY TRANSACTIONS
- -----------------------------------

On March 25, 1993, the Company entered into an Agreement for Project Coordinator ("Agreement") with Riverboat Gaming Consultants, Inc., ("Riverboat"), a corporation owned by an officer of the Company. The Agreement called for Riverboat to act as project coordinator in order to assist the Company in obtaining all necessary licenses, permits, and authorizations in order to conduct riverboat gaming operations, in exchange for a specified fee. The Agreement also contained certain other compensation provisions which were contingent upon future events. This Agreement was terminated immediately prior to the closing of the Stock Purchase Agreement discussed in Note E.

NOTE D - COMMITMENTS
- --------------------

The Company entered into a management agreement, effective March 29, 1993, whereby it agreed to pay a casino management company a percentage of gross gaming revenue and net operating income, as defined, in exchange for services. The agreement expires on the earlier of seven years from the first day of actual gaming operations, or the expiration or termination of any site lease or gaming license rights. At June 24, 1993, no fees have been paid or accrued under this agreement.


NOTE E - SUBSEQUENT EVENT
- -------------------------

On June 11, 1993, the sole stockholder of the Company entered into a Stock Purchase Agreement with Crown Casino Corporation ("Crown", formerly Skylink America Incorporated) to sell all of the issued and outstanding shares of stock of the Company and enter into a non-competition agreement in exchange for 1,200,000 shares of Crown common stock and the payment of $500,000. The Stock Purchase Agreement was completed on June 25, 1993.

The Agreement for Project Coordinator (Note C) was terminated immediately prior to the closing of the Stock Purchase Agreement on June 25, 1993.

Management of Crown has committed to advance monies to the Company as necessary to support its future working capital needs.

                      UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company adjusted to give effect to LRGP's purchase of a 50% interest in SCGC on June 9, 1995 (the "Initial Acquisition") and the Company's purchase, on May 3, 1996, of the 50% interest in SCGC owned by Crown Casino (the "SCGC Acquisition"). The unaudited pro forma condensed consolidated balance sheet as of January 31, 1996 gives effect to the SCGC Acquisition as if such acquisition had occurred on January 31, 1996. The unaudited pro forma condensed consolidated statement of income for the nine months ended January 31, 1996, gives effect to the Initial Acquisition and the SCGC Acquisition as if such acquisitions had occurred on May 1, 1995. The unaudited pro forma condensed consolidated statement of income for the year ended April 30, 1995 gives effect to the Initial Acquisition and the SCGC Acquisition as if such acquisitions had occurred on May 1, 1994.

The Initial Acquisition and the SCGC Acquisition have been accounted for by the Company using the purchase method of accounting. The pro forma adjustments are based upon currently available information and certain assumptions that management believes are reasonable. The actual purchase price adjustments will be determined based on the fair market value of the assets and liabilities acquired and may differ significantly from the amounts reflected in the pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operation which would have been achieved had the Initial Acquisition and the SCGC Acquisition occurred on the indicated dates, nor are they necessarily indicative of the results of future operations. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's and SCGC's financial statements and notes thereto included or incorporated by reference herein.

On May 3, 1996, the Company purchased all of the common stock of Grand Palais Riverboat, Inc. ("GPRI") as reorganized. The business of GPRI consisted entirely of developing and operating the Grand Palais riverboat casino in New Orleans, Louisiana. The Grand Palais began gaming operations on March 29, 1995 and, due to poor operating results, ceased operations on June 6, 1995. GPRI was forced into involuntary bankruptcy on July 26, 1995 and has been completely non-operational since closing on June 6, 1995. The Company intends to move the riverboat and gaming equipment owned by GPRI to Lake Charles, a city on the western border of Louisiana. Lake Charles is approximately 200 miles from New Orleans, and the primary market for Lake Charles is the Houston, Texas metropolitan area. Historical or pro forma financial information for GPRI has not been provided because GPRI is not currently operating and has not been operating since June 6, 1995, and because the pre-bankruptcy operations of GPRI were very limited and substantially different than the post-acquisition operations. Furthermore, disclosure of historical or pro forma financial information of GPRI would not be relevant to understanding the current or future operations of the Company.

                             Casino America, Inc.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               January 31, 1996

                                                                                       Purchase
                                                                 As Reported    (1)   Adjustments            Pro Forma
                                                               ----------------     --------------        --------------
Assets
Current assets                                                 $     15,539,000                           $  15,539,000
Property and equipment - net                                        131,729,000                             131,729,000
Other assets:
     Investment in and advances to affiliates                        30,044,000         12,950,000 (2)       42,994,000
     Notes receivable - related party                                 4,700,000                               4,700,000
     Other investments                                                2,250,000                               2,250,000
     Property held for development or sale                           15,866,000                              15,866,000
     Other non current assets                                        11,167,000                              11,167,000
                                                               ----------------     --------------        -------------
                                                                     64,027,000         12,950,000           76,977,000
                                                               ----------------     --------------        -------------
           Total assets                                        $    211,295,000     $   12,950,000        $ 224,245,000
                                                               ================     ==============        =============

Liabilities and stockholders' equity
Current liabilities                                            $     34,024,000                           $  34,024,000
Long-term debt, net of current maturities                           131,300,000                             131,300,000
Deferred income taxes                                                 5,496,000                               5,496,000
Stockholders' equity:
     Common stock                                                       150,000             18,500 (2)          168,500
     Additional paid-in capital                                       7,796,000         12,931,500 (2)       20,727,500
     Retained earnings                                               32,529,000                              32,529,000
                                                               ----------------     --------------        -------------
           Total stockholders' equity                                40,475,000         12,950,000           53,425,000
                                                               ----------------     --------------        -------------
           Total liabilities and stockholders' equity          $    211,295,000     $   12,950,000        $ 224,245,000
                                                               ================     ==============        =============

- --------------------------------------------------------------------------------

(1) The Company and LRGP account for their investments in SCGC using the equity method. Summarized historical balance sheet information for SCGC is as follows:

                                                                            January 31,
                                                                               1996
                                                                           -------------
    Current assets                                                         $   4,226,527
    Property and equipment, net                                               63,286,339
    Other assets                                                              10,554,174
                                                                           -------------
          Total assets                                                     $  78,067,040
                                                                           =============

    Current liabilities                                                    $  83,398,236
    Long-term capital lease obligations                                        1,645,767
    Stockholders' deficit                                                     (6,976,963)
                                                                           -------------

          Total liabilities and stockholders' deficit                      $  78,067,040
                                                                           =============

(2) Reflects 1,850,000 shares of the Company's common stock, at a market value of $7.00 per share, issued as consideration for the SCGC Acquisition.

                             Casino America, Inc.
        Unaudited Pro Forma Condensed Consolidated Statement of Income
                  For The Nine Months Ended January 31, 1996

                                                                                 Purchase
                                                          As Reported   (1)     Adjustments          Pro Forma
                                                         --------------        --------------      -------------
Revenue                                                  $  111,527,000                             $ 111,527,000
Operating expenses                                          113,226,000                               113,226,000
                                                         --------------        --------------       -------------
Operating loss                                               (1,699,000)                               (1,699,000)
Interest expense, net                                       (10,169,000)                              (10,169,000)
Equity in income (loss) of joint ventures                    12,207,000            (4,264,000)(2)       7,943,000
Loss on disposal of equipment                                (1,121,000)                               (1,121,000)
                                                         --------------        --------------       -------------
Loss before income taxes                                       (782,000)           (4,264,000)         (5,046,000)
Income taxes                                                 (1,387,000)               50,000 (3)      (1,337,000)
                                                         --------------        --------------       -------------
Net loss                                                 $   (2,169,000)       $   (4,214,000)      $  (6,383,000)
                                                         ==============        ==============       =============

Net loss per common share                                        $(0.14)                                   $(0.37)

Weighted average common shares                               15,580,000             1,850,000 (4)      17,430,000

- -----------------------------------------------------------------------------------------------------------------

(1) The Company and LRGP account for their investments in SCGC using the equity method. Summarized historical income statement information for SCGC for the nine months ended January 31, 1996 is as follows:

    Total revenue                                                   $  35,421,928
    Operating loss                                                     (3,684,098)
    Loss before income taxes                                           (8,083,797)
    Net loss                                                        $  (6,716,496)

(2) Adjusted to reflect:

    The Company's equity in SCGC's net loss                          $  3,358,000

    The Company's share of LRGP's equity in SCGC's
      net loss for the period from May 1, 1995 to
      the Initial Acquisition (June 9, 1995)                              247,000

    Amortization of the excess of the carrying
      amount of the Company's investment in SCGC
      over the Company's share of SCGC's net
      assets                                                              489,000

    The Company's share of the amortization of the
      excess of the carrying amount of LRGP's
      investment in SCGC over LRGP's share of SCGC's
      net assets, for the period from May 1, 1995
      to the Initial Acquisition (June 9, 1995)                            44,000

    The Company's portion of the incremental interest
      expense on the 11.5% $20 million note issued by
      LRGP in connection with the Initial
      Acquisition (June 9, 1995)                                          126,000
                                                                     ------------
                                                                     $  4,264,000
                                                                     ============

    The excess of the carrying amount of the investment in SCGC over the share of SCGC's net assets, for both the Company and LRGP, is being amortized on the straight-line basis over an estimated useful life of 25 years.

(3) Reflects the income tax benefit of the incremental interest expense on the 11.5% $20 million note. The Company's equity in the net loss of SCGC and the amortization of the Company's excess investment in SCGC are not deductible for tax purposes.

(4) Reflects issuance of 1,850,000 shares of the Company's common stock as consideration for the SCGC Acquisition.

                             Casino America, Inc.
        Unaudited Pro Forma Condensed Consolidated Statement of Income
                       For The Year Ended April 30, 1995





                                                                                  Purchase
                                                                As Reported (1)   Adjustments        Pro Forma
                                                                -------------   -------------      -------------
Revenue                                                         $ 127,537,000                      $ 127,537,000
Operating Expenses                                                107,163,000                        107,163,000
                                                                -------------   -------------      -------------
Operating Income                                                   20,374,000                         20,374,000
Interest expense, net                                             (10,046,000)                       (10,046,000)
Equity in income (loss) of joint ventures                          19,904,000    (15,746,000)(2)       4,158,000
Other                                                                (178,000)                          (178,000)
                                                                -------------   -------------      -------------
Income before income taxes                                         30,054,000    (15,746,000)         14,308,000
Income taxes                                                      (11,985,000)       460,000 (3)     (11,525,000)
                                                                -------------   -------------      -------------
Net Income                                                      $  18,069,000   $(15,286,000)      $   2,783,000
                                                                =============   =============      =============

Net income per common and common equivalent share:
        Primary                                                         $1.16                             $0.16
        Fully diluted                                                   $1.15                             $0.16

Weighted average common and common equivalent shares:
        Primary                                                    15,604,000      1,850,000 (4)     17,454,000
        Fully diluted                                              15,667,000      1,850,000 (4)     17,517,000
- -----------------------------------------------------------------------------------------------------------------

(1) The Company and LRGP account for their investments in SCGC using the equity method. Summarized historical income statement information for SCGC for the year ended April 30, 1995 is as follows:

        Total revenue                                   $          --
        Loss before income taxes                          (21,729,804)
        Net loss                                        $ (18,902,321)

        SCGC's loss before income taxes includes $7.1 million related to the buy-out of a management contract and site abandonment costs associated with SCGC's St. Charles Parish development.


(2)     Adjusted to reflect:

        The Company's equity in SCGC's net loss         $   9,451,000

        The Company's share of LRGP's equity in
          SCGC's net loss                                   4,726,000

        Amortization of the excess of the carrying
          amount of the Company's investment in SCGC
          over the Company's share of SCGC's net assets.      172,000

        The Company's share of the amortization of
          the excess of the carrying amount of LRGP's
          investment in SCGC over LRGP's share of SCGC's
          net assets                                          247,000

        The Company's portion of the interest expense on
          the 11.5% $20 million note issued by LRGP in
          connection with the Initial Acquisition           1,150,000
                                                           ----------
                                                          $15,746,000


The excess of the carrying amount of the investment in SCGC over the share of SCGC's net assets for both the Company and LRGP, is being amortized on the straight-line basis over an estimated useful life of 25 years.

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

(3) Reflects the income tax benefit of the interest expense on the 11.5% $20 million note. The Company's equity in the net loss of SCGC and the amortization of the Company's excess investment in SCGC are not deductible for tax purposes.

(4) Reflects issuance of 1,850,000 shares of the Company's common stock as consideration for the SCGC Acquisition.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CASINO AMERICA, INC.
                                        -------------------
                                        (Registrant)



Date: June 4, 1996                      By:  /s/ Allan B. Solomon
                                            ----------------------------
                                             Allan B. Solomon
                                             Executive Vice President,
                                             General Counsel and
                                             Secretary

                                      55